SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AltShares Trust
(Exact name of registrant as specified in its charter)

Delaware	84-3163699
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

41 Madison Avenue, 42nd Floor New York, NY	10010
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
AltShares Merger Arbitrage ETF, shares of beneficial interest, no par value	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-233772.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.                                                DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the shares of beneficial interest, no par value, of AltShares Merger Arbitrage ETF, a series of AltShares Trust (the “Trust”), to be registered hereunder is set forth in the Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-233772; 811-23475) as filed with the Securities and Exchange Commission via EDGAR Accession No. 0001104659-20-022502 on February 19, 2020, which description is incorporated herein by reference.

ITEM 2.                                                EXHIBITS.

1.                                      The Trust’s Certificate of Trust, dated June 5, 2019 (incorporated herein by reference to Exhibit (a)(1) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-233772; 811-23475), as filed with the Securities and Exchange Commission via EDGAR Accession No. 0001104659-19-050159 on September 16, 2019).

2.                                      The Trust’s Certificate of Amendment to the Certificate of Trust, dated October 1, 2019 (filed herewith).

3.                                      The Trust’s Trust Instrument, dated June 5, 2019, as Amended and Restated on October 1, 2019 (filed herewith).

4.                                      The Trust’s By-Laws, dated June 5, 2019, as Amended and Restated on October 1, 2019 (filed herewith).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  May 4, 2020

ALTSHARES TRUST

By:	/s/ John S. Orrico
Name:	John S. Orrico
Title:	President